Exhibit 99.2

Radiant Logistics (RLGT) Q3 2016 Earnings Call May 16, 2016 4:30 PM ET

Operator

This afternoon, Bohn Crain, Radiant Logistics' Founder and CEO, and Radiant’s Chief Financial Officer, Todd Macomber, will discuss financial results for the company's third fiscal quarter and nine months ended March 31, 2016. Following their comments, we will open the call to questions. This conference is scheduled for 30 minutes.

This conference call may include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The company has based these forward-looking statements on its current expectations and projections about future events.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the company that may cause the company's actual results or achievements to be materially different from those results or achievements expressed or implied by such forward-looking statements.

While it is impossible to identify all the factors that may cause the company's actual results or achievements to differ materially from those set forth in our forward-looking statements, such factors include those that have in the past, and may in the future, be identified in the company's SEC filings and other public announcements, which are available on the Radiant website at www.radiantdelivers.com. In addition, past results are not necessarily an indication of future performance.

Now, I'd like to pass the call over to Radiant's Founder and CEO, Bohn Crain. Please go ahead.

Bohn Crain - Founder and CEO

Thank you, Emily. Good afternoon, everyone, and thank you for joining in on today's call. We're very pleased to report another record quarter in what was generally a soft-rate environment and our seasonally slowest quarter ended March 31, 2016.

We posted revenues of $173.3 million, up $71 million or 69.4%; net revenues of $41.8 million, up $14.7 million or 54.2% and adjusted EBITDA of $4.7 million, up $1.3 million or 36.4% over the comparable prior year period.

Normalizing our adjusted EBITDA to exclude $600,000 in non-recurring transition costs associated with SBA's redundant back office operations, we would have reported adjusted EBITDA of $5.2 million, up $1.8 million or 52.9%. In addition, we also reported record cash from operations for the nine months ended March 31, 2016 of $19.2 million.

We also took the opportunity in April of this year to retire $25 million of subordinated debt that we originally obtained in April of 2015 in connection with our acquisition of Wheels Group. Given the cash that we've been accumulating on our balance sheet and the fact that we had virtually no amounts outstanding under our $65 million senior credit facility, we took the opportunity to retire the $25 million in sub-debt and excluding a one-time payment of $750,000 for a prepayment fee, we will capture what we estimate to be approximately $2 million in annual cost savings associated with reduced interest expense going forward.

Even after giving effect of the repayment of the subordinated debt, we had approximately $10 million in net debt outstanding under our senior credit facility and remained well-positioned to continue our disciplined approach of acquiring non-asset based businesses.

We have low leverage on our balance sheet, strong free cash flow and continue to search for acquisition candidates that bring critical mass to our current platform with respect to geography, purchasing power, and complementary service offerings.

We've also updated our guidance for fiscal 2016 to reflect current market trends and our recent retirement of the $25 million in subordinated debt with normalized adjusted EBITDA in the range of $27.5 million to $29.5 million on revenues of approximately $790 million to $830 million. This equates to adjusted net income attributable to common shareholders in the range of $7.8 million to $9.1 million or approximately $0.16 to $0.18 per basic and fully diluted share.

Going forward we will continue to execute our multi-pronged growth strategy that includes both organic and acquisition growth initiatives. Our organic growth strategy will continue to focus on strengthening existing and expanding new customer relationships, leveraging the benefit of our new truck brokerage and intermodal service offerings, while continuing our efforts on the organic buildout of our network of strategic operating partner locations.

In addition, we will also continue to focus on integration and productivity improvement initiatives to drive further merger expansion enabled in part by our ingoing investment in technology.

With that, I'll turn it over to Todd to walk us through the numbers in detail.

Todd Macomber - CFO

Thanks, Bohn, and good afternoon, everyone. Today, we will be discussing our financial results, including adjusted net income and adjusted EBITDA for the three and nine months ended March 31, 2016.

Quarterly net income results, for the three months ended March 31, 2016, we reported a net loss attributable to common stockholders of $2.230 million on $173.3 million of revenues or a loss of $0.05 per basic and fully diluted share, which included $789,000 of transition and lease termination costs, a $442,000 expense on change in contingent considerations, and approximately $840,000 in non-recurring legal and accounting costs.

For the three months ended March 31, 2015, we reported net income attributable to common stockholders of $825,000 on $102.3 million of revenues or $0.02 per basic and fully diluted share. This represents a decrease of approximately $3.055 million or approximately 370.4% over the comparable prior year period.

Quarterly adjusted net income results, for the three months ended March 31, 2016, we reported adjusted net income attributable to common stockholders of $1.766 million or $0.04 per basic and fully diluted share.

For the three months ended March 31, 2015, we reported adjusted net income attributable to common shareholders of $1.368 million or $0.04 per basic and fully diluted share. This represents an increase of approximately $398,000 or approximately 29.1%.

Quarterly adjusted EBITDA results, we reported adjusted EBITDA of $4.650 million for the three months ended March 31, 2016 compared to adjusted EBITDA of $3.408 million for the three months ended March 31, 2015. This represents an increase of $1.243 million or approximately 36.5%.

Adding back transition costs associated with SBA's back office representing an additional $544,000, adjusted EBITDA would have been $5.204 million or an increase of $1.796 million or 52.7%.

Now moving along to the nine months results are as follows. For the nine months ended March 31, 2016, we reported a net loss attributable to common stockholders of $4.930 million on $598.9 million of revenues or a loss of $0.10 per basic and fully diluted share. This includes a $3.680 million impairment on the customer list for On Time Express, $5.109 million of transition and lease termination costs, a $628,000 charge on change in contingent consideration, and approximately $1.591 million in legal and accounting costs that we anticipate will be non-recurring.

For the nine months ended March 31, 2015, we reported net income attributable to common stockholders of $2.161 million on $306.4 million of revenues or $0.06 per basic and fully diluted share. This represents a decrease of approximately $7.082 million or approximately 328.1% over the comparable prior year period.

For the nine months, adjusted net income results, for the nine months ended March 31, we reported adjusted net income attributable to common shareholders of $9.002 million or $0.19 per basic and fully diluted share.

For the nine months ended March 31, 2015, we reported adjusted net income attributable to common stockholders of $4.710 million or $0.14 per basic and $0.13 per fully diluted share. This represents an increase of approximately $4.291 million or approximately 91.1%.

For nine months adjusted EBITDA results, we reported adjusted EBITDA of $18.986 million for the nine months ended March 31, 2016 compared to adjusted EBITDA of $10.723 million for the nine months ended March 31, 2015. This represents an increase of $8.263 million or approximately 77.1%.

Adding back transition costs associated with SBA’s back office representing an additional $1.931 million, adjusted EBITDA would have been $20.917 million or an increase of $10.194 million or 95.1%.

With that, I will turn the call back over to our moderator to facilitate any Q&A from our callers.

Question-and-Answer Session

Operator

Thank you. (Operator instructions.) Our first question is from Jason Seidl of Cowen. Please go ahead.

Q: Thank you, operator. Hi, Bohn, how are you?

Bohn Crain - Founder and CEO

Good. How are you today?

Q: I can’t complain, sir. Couple of quick ones from me. Talk a little bit about how that cross-pollination of business is going from the Wheels into the legacy Radiant Logistics for us.

Bohn Crain - Founder and CEO

Yes, sure. So there’s a couple of different flavors of that. One is our freight forwarding network beginning to use or access Wheels for the purpose of accessing truck brokerage capacity. Historically we would call and interact with a number of third-party brokerage operations, and we continue to gain momentum on that front. So that’s kind of one aspect. Other than it is slowly but steadily growing month-over-month in terms of network participation and support of that initiative.

Similarly, we have opportunities to try to effectively sell the Canadian competency back into our installed customer base across North America and there, too, it is slow but steadily improving kind of month-over-month, quarter-over-quarter. And as we think about integration as between Wheels and our legacy forwarding platform, we’re really starting at what I’ll call the customer facing side of the integration. So we’ve got various members of our leadership team working on kind of a developing a common CRM where we can see customer activity across the platform to look for opportunities to kind of leverage each other’s relationships to continue to grow the business.

So there’s a few kind of anecdotal comments.

Q: I think you used the word slowly twice on both of those items there. Is it going slower than you had initially hoped?

Bohn Crain - Founder and CEO

No, I don’t. We always would like it to go faster. So I guess I’ll concede that. But I think the fact is that it takes time to get adoption, and kind of I guess further to that as it happens later this week we actually have our annual meeting where we’ve got—we’ll have approximately 250 of our operating partners coming together in Fort Worth later this week. This is our annual meeting where we bring all of our operating partners together to kind of continue to emphasize the message and the opportunity to come together and continue to build momentum.

For us, there’s no better kind of internal marketing tool than case studies and success stories of folks who’ve made use of the tools and won incremental business through that process. So, it continues to incubate and continues to—it does continue to grow, but it’s not, certainly couldn’t say it’s the big bang theory either in terms of that growth.

Q: Okay. Well, that makes sense. Now your forecast on EBITDA basically was right in line with at least what I was expecting, which is actually encouraging to me because things feel like they’ve definitely slowed down here of late. Could you talk a little bit about your end markets and what you’re seeing out there?

Bohn Crain - Founder and CEO

Sure. I think, I guess the way that I would attack it is we’re seeing a little softness in Canada in terms of what’s going on in kind of in the Canadian marketplace and the Canadian economy. Then I think more broadly and as a reminder through the Wheels acquisition we now enjoy some intermodal as part of our business mix.

As you know, Jason, there’s always some kind of component of the business that can shift back and forth between truck and rail. And kind of that marginal freight with fuel prices coming down and kind of a natural competition between truck and rail, I think we along with the broader industry are facing a little bit of headwinds relative to that dynamic.

So those are some of the things that we’re kind of working with on a day-to-day basis. But having said that, we’re here to—with the multi-modal solution, so we’re here to try to work and support our customers irrespective of the market environment and whatever modes that would suit their particular needs at the time. But that’s definitely a dynamics that’s coming into play.

Q: Okay. And what about the freight forwarding portion?

Bohn Crain - Founder and CEO

I think on the freight forwarding side, I think it’s holding reasonably firm. I don’t feel like we’re facing kind of macro-economic headwinds on the forwarding side the way we are on what we would call the brokerage side meaning, Wheels Canada and Wheels Corporate.

Q: Okay. That’s fair enough. Last one from me before I turn it over to somebody else. Can you talk a little bit about the market for future tuck-in acquisitions and has that changed any? Are you still seeing the same amount that you saw before?

Bohn Crain - Founder and CEO

I would say that we’ve remained very interested in that component of the strategy. We continue to look for opportunities that make sense. We have looked closely at a few things in the past couple of months. But ultimately, and I won’t say that it’s to our surprise, but the fact is the multiples are a little richer than we’ve had the appetite for.

So we’ve basically engaged in and passed on a couple of M&A opportunities, and I think the short answer is I think the PE firms are continuing to kind of bid up from our perspective, bid up multiples for businesses, and we’re not prepared to chase at this point and in this environment. So we’ll continue to be what we used to call patiently persistent and looking for deals that kind of fit our business model and philosophy, while at the same time really kind of sharpening the pencil and looking internally for productivity improvements and cross-sell opportunities. There’s a lot of things that we think we can do internal to the organization to drive improvement from here, that being partially enabled by technology and what we’re doing kind of on that side of things.

So I think that’s kind of a long-winded way of saying we’re still interested in M&A. We certainly expect to continue to get things done and that leg of our strategy, while at the same time we’ve got a lot to do internally around technology and integration that will drive value and should continue to drive improvement in our margin expansion as we think about our EBITDA as a function of gross margin.

Q: So it’s good to hear that you’re not chasing things that are too highly priced or too richly priced. Bohn, I appreciate the time as always. And I’ll turn it over to somebody else here.

Bohn Crain - Founder and CEO

Alright, thank you.

Operator

Our next question is from Kevin Sterling, a Private Investor. Please go ahead.

Q: Hi. Good afternoon, Bohn and Todd.

Bohn Crain - Founder and CEO

Good afternoon, Private Investor.

Q: Yes, I’m not quite a private investor. Maybe I’ll play one on TV. Bohn, if I look at your EBITDA guidance for the full year, you’re targeting for your fourth quarter EBITDA to be the second strongest EBITDA quarter and fiscal year 2016, just behind Q1. So is that part seasonality or maybe some synergies? Do you see they’re beginning to bear fruit?

Bohn Crain - Founder and CEO

Well, I think it’s a combination of those things, right. So we should continue to pick up momentum kind of quarter-over-quarter through the balance of the calendar year, which is kind of the traditional cycle that we would expect. We certainly are expecting some ongoing improvement in the operations through cross-sell opportunities and synergies as we continue to move forward.

So I think it’s a combination of things and we certainly, notwithstanding the good, we’re very excited with the cash flow characteristics of the business and what we’ve been able to do there. While at the same time, we’ve had a bunch of kind of non-recurring costs, legal costs, lease termination costs, some of these other things that have been consumers of cash as well.

I think we as kind of get those things behind us, I think we’re going to continue to build on the momentum the balance sheet, we’ll continue to get stronger. We’re really happy to have gotten the debt pay down done and what that’s going to do for incremental free cash flows from here.

Q: That was great. You talked about the free cash flow generation, and I can look out and see that looks to be quite strong. Have you bought back any stock under your repurchase program?

Bohn Crain - Founder and CEO

We have not yet.

Q: Okay. So you’ve still got that dry powder. Alright, so let me ask you, since I’m just a dumb sell-side analyst now, not a smart private investor. How do I get to your EPS guidance for the full year $0.16 to $0.18? Because if I make all the adjustments, we’re already at $0.18, so what am I missing there? Maybe you could walk through quarter-to-quarter the EPS numbers you’re using to help us get to your EPS guidance for the full year.

Bohn Crain - Founder and CEO

I’ll have to defer to Todd.

Todd Macomber - CFO

I’m going to have to circle back with you on that one. I don’t have that in front of me as far as—I just don’t have it here in front of me.

Q: Okay.

Todd Macomber - CFO

But I’ll come back.

Q: All right. My question to Todd, if I use your guys’ adjusted EPS number, kind of the operating number, we’re already at $0.18 for the first three months of the fiscal year. So yes, if you could follow up or whatever I’d appreciate that. Okay. Thanks.

Todd Macomber - CFO

Yes, no problem.

Q: Bohn, when can you guys pay off the preferred?

Bohn Crain - Founder and CEO

The preferred—when we put the preferred in place it had a five-year no call. I think that takes us technically to December of 2018, and then just as a reminder, we can call that at par. So, the preferreds had no appreciation rights in our common stock, but we can call it at par in December of 2018, in all or part.

Q: All right. Great. And, Bohn, how about organic growth in the quarter, could you touch a little bit on that?

Bohn Crain - Founder and CEO

Organic growth, excluding On Time, which everybody knows we had some challenges with that, was relatively flat for the quarter and for the nine months was trending at about 8%. That's at the net revenue line item.

Q: So, is that typical organic growth, typically flat in your fiscal year, in your Q3, since it is your seasonally weakest quarter?

Bohn Crain - Founder and CEO

I haven’t looked—I haven’t organized the data to respond to that particular question. I think it's fair to say we would like to have seen a little stronger organic growth in the quarter, but we're continuing to invest. If you remember, we added Joe Bento and we certainly expect to make some progress on that front in prospective quarters.

Q: Okay. And you mentioned On Time, we know you had a loss last quarter because you lost a major customer. Where does that stand with On Time, is it still operating at loss or is it maybe breakeven or even slightly profitable? And I have one [indiscernible].

Bohn Crain - Founder and CEO

It was effectively breakeven for the quarter, but the good news inside of that quarter is that it lost money in the first month and then—it lost significant money in the first month and then made money in the two subsequent months. So, we believe we've kind of turned that around and are now profitable and it will be a net contributor in prospective quarters from here.

Q: Okay, great. And last question here, you mention SBA’s redundant back office operations, are we going to see another quarter of those where we still see the redundancy and when do you expect to, I guess, normalize or eliminate?

Bohn Crain - Founder and CEO

Yes. I think we're going to—we will incur those for one more –I think the short answer is yes, I think we'll see them for one more quarter. But coming into our new fiscal year, I don't know that we'll—I wouldn’t say that we'll have them all out, but we should see some meaningful progress made on true net-net cash dollar savings from getting cost out of that side of things.

Q: I got you. Okay. And just kind of wrap-up here, Bohn, as I think about this fourth quarter, we are expecting it looks like a pretty nice bounce back in EBITDA at least on a sequential basis from Q3, is that right?

Bohn Crain - Founder and CEO

That's correct.

Q: Okay. Thanks for your time this afternoon.

Bohn Crain - Founder and CEO

All right. Thank you.

Operator

Our next question is from Mark Argento of Lake Street Capital Markets. Please go ahead.

Q: Good afternoon, guys.

Bohn Crain - Founder and CEO

Good afternoon.

Q: Maybe you can review for us just kind of by modality or by segment kind of where you have exposure relative to kind of the truck or the freight, rail and air, if you have just general percentages of gross bookings or I guess of revenue. This maybe help us better understand kind of where you guys are now given the acquisitions and everything over the last 12 months.

Bohn Crain - Founder and CEO

I'll take a first stab at it and Todd can hop in. Just to kind of bracket things, if we think about Wheels' legacy operations, on the US side, their business was about—well, let me back-up. When we acquired Wheels, their business was approximately 50% in the US and 50% in Canada. And then when we looked at, to your question, relative modalities, in the US, it was 70% intermodal, 30% over the road, and just the inverse of that in Canada, about 30% intermodal, 70% over the road.

Q: And then the mix of the rest of the business in terms of where you’re buying services, air versus other truck? Because, one question we get is trying to better understand obviously trucking rates have been overcapacity, oversupply, rates have been soft, which is a positive for your customers, but trying to better understand kind of that impact. Is half of your business truck right now or how do you think about it?

Bohn Crain - Founder and CEO

So, on the forwarding side that dynamic generally should not have any meaningful negative effect and hopefully will allow us to source capacity more favorably for the benefit of our customers and ourselves. That's on the forwarding side.

And then on the truck brokerage side, I would generally expect that we will see some pressure on intermodal with hopefully some offsetting benefit for the truck side that we do if you will.

Q: Got you. That's helpful. And then getting back to more kind of the housekeeping questions, previous caller had asked as well about this. But if I'm looking back—and I’ll have to go back in, but at least in my model, if I add up the first three quarters of the year, I'm getting something over $20 million in adjusted EBITDA and I know you guys talked to kind of a $19 million number for the year. Do you have the pieces that, the first, I guess it would be Q1 and Q2, because now we have Q3, but the pieces that get to you that $19 million for the first nine months? I just want to make sure we’re kind of—

Bohn Crain - Founder and CEO

Yes, well, certainly, and again Todd can correct me, but for me, the easiest place to look at it is in the attachments to the press release, the very last page will drive all the way to adjusted and even normalized adjusted EBITDA and that’s a good clean reconciliation that will show the various line items that will take us from our GAAP-based results to the numbers that we were speaking from here today.

Q: Got it. I'll give it a shot and if I can't figure it out, I'll give you a call. Thanks, guys.

Bohn Crain - Founder and CEO

Okay. Thank you.

Todd Macomber - CFO

Thank you.

Operator

Our next question is from Marco Rodriguez of Stonegate Capital. Please go ahead.

Q: Good afternoon, guys. Thanks for taking my questions.

Bohn Crain - Founder and CEO

Sure.

Q: Hey, just real quick follow up here on some previous questions, just looking at the M&A market out there for you guys, obviously, Bohn, you mentioned that some of the valuations are still a little rich here, maybe driven up by the PE firms. Just kind of curious on your thoughts there, just kind of given the kind of weak environment that we're in, just kind of curious why you think PE firms are kind of driving up multiples just kind of given where we are and everything. Is there something that they’re thinking is not happening or just any kind of color there would be helpful?

Bohn Crain - Founder and CEO

Well, I'm certainly not the authority on it, but it's my understanding—I guess I'll just leave it at that—that as a general rule of thumb, the PE firms are compensated based upon as a function of assets under management, right. So, they’re kind of less sensitive to short-term or perhaps even intermediate term valuations of public company comps in terms of their own thinking. But again I'm not—I don't come from the PE world, but that's my perception of at least part of the thinking.

Flip it around from our side, we certainly do transactions with the intent of creating shareholder value and accretive transactions. So we’d be hard-pressed to pay as a multiple of a company we would acquire an implicit valuation that's higher than the multiple we're receiving on our own stock at the time.

And so, ultimately that dynamic comes into play as we think about deployment of our own capital and how we create shareholder value.

Q: Got you. Thanks. That's helpful. And then also in terms of use of capital here for you guys, kind of going forward. You mentioned, Bohn, you had some other potential opportunities internally, just kind of internal investments, I'm assuming. I think you said on technology, also assuming on sales and marketing. Can you just kind of go into a little more detail there, what sort of opportunities you might have there? And also would they be sort of one quarter type events or multi-quarter events? Any kind of color there would be helpful.

Bohn Crain - Founder and CEO

Well, we certainly recently added Joe Bento; we're trying to bring in more, what I call, commercial orientation to help drive organic growth and over time, I would expect we will invest in a few incremental sales resources to help act as a catalyst on that side of things.

Having said that, I think from a financial impact standpoint, I think what we do in technology both in terms of the capital we deploy against it and the returns that we will receive in exchange for it will be significantly higher on the technology side as we work to drive productivity improvement, and hopefully, migrate to a singular system between forwarding and brokerage that will allow us to further standardize and streamline processes for the benefit of the organization and the end customers that we serve.

So, that type of stuff doesn’t happen overnight, so I think, I'm certainly expecting that we will have an ongoing and continuous investment in our technology moving forward. Part of our opportunity and candidly, I think, part of our responsibility is to try to deliver state-of-the-art technologies to our operating partners to allow them to be as competitive and as successful as they can be in the marketplace. And so, we'll be spending more time, more energy and more money around technology to deliver against that vision.

Q: Got it. Thanks a lot. Appreciate your time, guys.

Bohn Crain - Founder and CEO

All right. Thank you.

Operator

Our next question is from David Campbell of Thompson Davis & Company. Please go ahead.

Q: Hi, Bohn, hi, Todd. Your forecast of fiscal year of gross revenues, and if the gross margin percentage is roughly the same as the March quarter, you're going to have some organic growth in the June quarter. Or is the increase in net revenues in the June quarter all SBA? I'm coming up with about a $5 million increase in net revenues in the June quarter, assuming $200 million of revenues or the midpoint of your range, but you just said there was no organic in the March quarter. So is there something more optimistic about the June quarter or is it all SBA?

Bohn Crain - Founder and CEO

There is a little bit of organic growth in the quarter. I don't have the model in front of me; we're in a conference room. So, some of it’s SBA, of course, too, but yes, we are anticipating a nominal amount of organic growth. Typically, we've had decent organic growth and this last quarter it was—I don't remember the exact number but it was light [ph], so my model though does anticipate a little bit of organic growth.

Q: And SBA was acquired, was that acquired in June last year?

Bohn Crain - Founder and CEO

Yes, I think June 10th is my recollection, somewhere around there.

Q: So, you have a whole quarter, obviously, virtually a whole quarter, and that will contribute to the year-to-year growth in net revenues.

Bohn Crain - Founder and CEO

Correct.

Q: Other than that that's about it though, right, there's no other M&A of significance contributing—

Bohn Crain - Founder and CEO

Nothing—

Todd Macomber - CFO

Nothing significant.

Q: Right, right, right. And as far as fiscal—looking at the fiscal 2017, I mean would it be a mistake to multiply the June quarter by four and that four quarters would be somewhere around $200 million of—somewhere around $200 million of net revenues next year excluding M&A? Would that be too optimistic or would that be something you would consider normal?

Bohn Crain - Founder and CEO

We certainly have some seasonality to it that you’ve got to factor in, Dave. So, I'd have to look, go back to the model. I mean typically I wouldn’t take just the last quarter. I think we’ve got a pretty good baseline. We haven’t had material transactions in the current year. So, I think it's—the prior—this current year I think is a good baseline and then some sort of a nominal increase year-over-year is probably how I would project forward for 2017.

Q: Okay. Thank you.

Bohn Crain - Founder and CEO

You bet.

Operator

And next question is from Jeff Kauffman of Buckingham. Please go ahead.

Q: Thank you very much. Hi, guys.

Bohn Crain - Founder and CEO

Hello, Jeff.

Q: I apologize, I got on the call a little bit late so I don’t want to be repetitive, but it looks to me like you brought down the EBITDA guidance for this year by about $0.5 million high-end, low-end of the range, but the earnings guidance by about $0.04 to $0.05. What helps me bridge that difference between a $0.5 million change and about $0.04 in earnings?

Bohn Crain - Founder and CEO

Well, $0.5 million we dropped I mean just based on the seasonality and where the numbers were projecting. I mean we looked at Q3, and it's hard to know at all times where the numbers are going to fall in, but it's our best projection of course, going forward.

Q: Well, yes, I’m just taking a projection you have and if I say okay, we’re going to earn $0.5 million less in EBITDA than we thought that shouldn’t be $0.04 in earnings. So is there something else going on with the tax rate or below the line that might not pop into my head naturally that would cause such a big difference in your earnings guidance?

Bohn Crain - Founder and CEO

Yes, I’d have to look at the model. I’m sitting here at the conference room without the model in front of me. And so I can’t answer that without the [indiscernible].

Q: Okay. And then just one follow up, you talked about how the prices for third-party acquisitions in the market were a little higher than you like, but historically you’ve grown a lot by bringing agents in to the fold. Could you just give us an update given that net revenue has been growing a little bit more slowly? Where do we stand on some of those agency opportunities? Is there a reason the pipeline is not as strong as it has been, or how should I think about your internal growth opportunities as opposed to your external growth opportunities?

Bohn Crain - Founder and CEO

Jeff, as you are alluding to kind of on-boarding new agent stations historically has been kind of a contributing factor to our growth rates. I think now more than ever we’re top of mind with folks. Sounds like you’re at a baseball game.

Q: Indeed I am. Little league playoffs, thank you.

Bohn Crain - Founder and CEO

Actually, well, I hope they’ve scored. I’m sorry I kind of got lost in the question on the homerun. What was your question again?

Q: Well, you talked about how the market for external growth is little bit expensive.

Bohn Crain - Founder and CEO

I’m sorry. Yes, so for the agent stations that’s a very interesting area that we continue to pursue, and I think we’ve done a good job of positioning ourselves in the marketplace to continue to be top of mind, because as we’ve talked about there can be any number of catalysts that would cause a potential partner to kind of be ready to make a change. We’re actively engaged with folks trying to make sure that when they’re ready we’re ready.

And I think as we’ve also talked about before when you get one it’s not unusual to get more than one out of a particular network. So that’s something that we continue to pursue and something that we would expect to—a thematic under which we would expect to continue to put points on the board in our business model going forward.

Q: All right. So, I guess I should think of—

Bohn Crain - Founder and CEO

But there’s nothing that we have—we certainly haven’t abandoned that strategy and it's not something we no longer have an appetite in and it’s not something that you should not expect from us going forward. That remains part of the equation.

Q: Okay. So near-term growth, a little slower than we’d like, but a big keg of powder if the right thing comes up.

Bohn Crain - Founder and CEO

Clear.

Q: Okay. Thank you very much, guys.

Todd Macomber - CFO

You bet.

Bohn Crain - Founder and CEO

Thank you.

Operator

There are no further questions at this time. I’d like to turn the floor back over to Bohn for any closing remarks.

Bohn Crain - Founder and CEO

All right, thank you. Let me close by saying that we remain very excited with our progress and prospects here at Radiant. And we remain very bullish on the growth platform that we’ve created and the scalability of our non-asset based business model.

We continue to make good progress in executing our strategy, leveraging the Radiant platform to bring value to our operating partners. And we remain very excited about the opportunity to grow our business organically both through same-store and new store growth, and by completing acquisitions of other companies that bring critical mass from a geographic standpoint, incremental purchasing power and/or complementary service offerings, which will benefit the broader network.

At the right place, at the right time, with the right value proposition, we look forward to reporting further progress in terms of both organic and acquisition initiatives in the quarters ahead.

Thanks for listening and your support of Radiant Logistics.

Operator

This concludes today’s conference. Thank you for your participation. You may disconnect your lines at this time.